Exhibit 10.1

CONSENT AND WAIVER

This Consent and Waiver (this “Agreement”), dated as of July ___, 2008, is entered by and between Generex Biotechnology Corporation, a Delaware corporation (the “Company”), and Smithfield Fiduciary LLC (the “Holder”).

RECITALS

A. Pursuant to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of March 31, 2008, by and among the Company, the Holder and the other investors listed on the Schedule of Buyers attached thereto (together with the Holder, the “Investors”), the Holder purchased the Company’s 8% Senior Secured Convertible Note in the principal amount of $7,000,000.00 (the “Note”). Capitalized terms used in this Agreement that are not otherwise defined have the meaning set forth in the Note.

B. The Note requires the Company to pay the Holder on each applicable Installment Date the Installment Amount due on such date by electing (i) a Company Conversion if various conditions are satisfied and/or (ii) a Company Redemption.

C. In connection with the Purchase Agreement, the Company and the Investors entered into that certain Registration Rights Agreement, dated as of March 31, 2008 (the “Registration Rights Agreement”), pursuant to which, among other things, the Company is obligated to have a registration statement for the resale of the Registrable Securities (as defined in the Registration Rights Agreement) (the “Registration Statement”) declared effective on or before July 29, 2008.

D. As of the date hereof, certain Equity Conditions have not been satisfied, including (i) that the Registration Statement has not yet been declared effective for the resale of all of the Registrable Securities (the “Registration Statement Equity Condition”) and (ii) that the Company received notice from The Nasdaq Stock Market of its failure to comply with the minimum bid price requirement of Marketplace Rule 4310(c)(4) and has 180 calendar days to regain compliance with such rule (the “Listing Maintenance Equity Condition”).

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

1. Waiver. The Holder hereby waives satisfaction of only the following: (a) the Registration Statement Equity Condition solely with respect to the Installment Notice Due Date applicable to the Installment Date that is September 1, 2008 and (b) the Listing Maintenance Equity Condition solely with respect to the Installment Dates that are September 1, 2008 and October 1, 2008 (the “Applicable Installment Dates”).

2. Consent to Deferral of Installment Amount due on August 1, 2008. Notwithstanding the Company’s election set forth in any applicable Company Installment Notice delivered to the Holder prior to the date hereof, the Holder hereby consents to the Company converting (provided that there is then no Equity Conditions Failure (other than the Equity Conditions Failures expressly waived in Section 1 above) and provided that all other conditions necessary for the Company to effect a Company Conversion are then satisfied) and/or redeeming the Installment Amount due on August 1, 2008 as follows:

(i)
50% of the Installment Amount due on August 1, 2008 shall be so converted and/or redeemed at the time of, and in the same manner as (i.e., through a Company Conversion and/or a Company Redemption), the Company’s conversion and/or redemption (in accordance with the terms or the Note) of the Installment Amount due on September 1, 2008, provided that (1) the Holder may require a Company Conversion with respect to such portion of the Installment Amount due on August 1, 2008 notwithstanding whether the Company elected, or is required to effect, a Company Redemption thereof and (2) the Pre-Installment Conversion Price and the Company Conversion Price with respect to such portion of the Installment Amount due on August 1, 2008 shall be as set forth in Section 3 below to the extent the Company is permitted to effect a Company Conversion with respect thereto or the Holder requires a Company Conversion with respect thereto in accordance with clause (1) above.

(ii)
the other 50% of the Installment Amount due on August 1, 2008 shall be so converted and/or redeemed at the time of, and in the same manner as (i.e., through a Company Conversion and/or a Company Redemption), the Company’s conversion and/or redemption (in accordance with the terms or the Note) of the Installment Amount due on October 1, 2008, provided that (1) the Holder may require a Company Conversion with respect to such portion of the Installment Amount due on August 1, 2008 notwithstanding whether the Company elected, or is required to effect, a Company Redemption thereof and (2) the Pre-Installment Conversion Price and the Company Conversion Price with respect to such portion of the Installment Amount due on August 1, 2008 shall be as set forth in Section 3 below to the extent the Company is permitted to effect a Company Conversion with respect thereto or the Holder requires a Company Conversion with respect thereto in accordance with clause (1) above.

3. Calculation of Company Conversion Price and Pre-Installment Conversion Price. To the extent any portion of the Installment Amount due on August 1, 2008 is converted as provided above pursuant to a Company Conversion in connection with the Installment Amounts due on either September 1, 2008 or October 1, 2008:

(i) notwithstanding the Pre-Installment Conversion Price set forth in the Note, the Pre-Installment Conversion Price with respect to such portion of the Installment Amount due on August 1, 2008 to be so converted shall be equal to the lowest of (i) the then applicable Conversion Price, (ii) the price which shall be computed as 90% of the arithmetic average of the VWAP of the Common Stock on each of the twenty (20) consecutive Trading Days immediately preceding August 1, 2008 and (iii) the price which shall be computed as 90% of the arithmetic average of the VWAP of the Common Stock on each of the twenty (20) consecutive Trading Days immediately preceding the delivery or deemed delivery of the Company Installment Notice with respect to the Installment Amount due on September 1, 2008 or October 1, 2008 (as the case may be). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during such measuring periods.

(ii) notwithstanding the Company Conversion Price set forth in the Note, the Company Conversion Price with respect to such portion of the Installment Amount due on August 1, 2008 to be so converted shall be equal to the lowest of (i) the then applicable Conversion Price, (ii) the price which shall be computed as 90% of the arithmetic average of the VWAP of the Common Stock on each of the twenty (20) consecutive Trading Days immediately preceding August 1, 2008 and (iii) the price which shall be computed as 90% of the arithmetic average of the VWAP of the Common Stock on each of the twenty (20) consecutive Trading Days immediately preceding September 1, 2008 or October 1, 2008 (as the case may be). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during such measuring periods.

Other than as expressly set forth in this Agreement, the Company shall deliver Pre-Installment Conversion Shares and Conversion Shares in accordance with the terms of the Note.

4. Payment of Interest. Notwithstanding anything contained in this Agreement to the contrary, the Company shall pay to the Holder in cash on August 1, 2008 the portion of the Installment Amount due on August 1, 2008 that constitutes accrued and unpaid Interest through such date.

5. Effectiveness of Registration Statement. The Company acknowledges and agrees that the Holder’s waivers and consents set forth herein are expressly conditioned on and subject to the Registration Statement in the form filed by the Company with the Securities and Exchange Commission on July 24, 2008 being declared effective no later than July 29, 2008. If the foregoing condition is not satisfied, then this Agreement shall be null and void ab inito at the election of the Holder, which option may be exercised by the Holder delivering written notice to the Company pursuant to the Purchase Agreement electing that this Agreement be null and void ab inito.

6. Effect of this Agreement. Except as otherwise expressly provided herein, the Note is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Holder have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

GENEREX BIOTECHNOLOGY CORPORATION

By:
	Name:	Anna E. Gluskin
	Title:	Chief Executive Officer

HOLDER:

SMITHFIELD FIDUCIARY LLC

By:
Adam J. Chill, Authorized Signatory